EXHIBIT 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is effective as of June 3, 2024 (the “Effective Date”), by and between Lendway, Inc., a Delaware corporation (“Company”) and Zackery Weber (“Consultant”).

1. SERVICES. Company hereby retains Consultant and Consultant hereby agrees to render consulting services (“Services”) to Company for the term of this Agreement. The Services shall include, but are not limited to, those duties set forth in Exhibit A hereto. Consultant will not perform any Services for Company except as authorized or requested by Company. Consultant agrees to complete the Services in a satisfactory and workmanlike manner in accordance with generally accepted standards of Consultant’s profession and in accordance with all applicable federal, state and local laws, rules and regulations.

2. TERM AND TERMINATION.

a. This Agreement is effective as of the Effective Date, and shall have an initial term ending on the six (6) month anniversary of the Effective Date unless terminated earlier pursuant to subsection (b) below or extended by mutual consent of Consultant and Company. Such initial term shall be automatically extended without any further action of the parties for successive six (6) month terms until terminated pursuant to subsection (b) below.

b. This Agreement may be terminated (i) for any reason by Company by giving no less than fifteen (15) days’ written notice of termination to Consultant, (ii) for any reason by Consultant by giving no less than fifteen (15) days’ written notice of termination to Company, (iii) automatically by Company upon the death of Consultant, and (iv) upon notice by Company following any disability of Consultant that results in Consultant’s inability to perform Services for fifteen (15) or more consecutive days.

c. Termination of this Agreement shall not affect (i) Company’s obligation to pay for Services previously rendered by Consultant or expenses reasonably incurred by Consultant for which Consultant is entitled to reimbursement under Section 3 of this Agreement, or (ii) Consultant’s continuing obligations to Company under Sections 5, 6 and 7 of this Agreement.

d. In connection with Consultant’s Services to Company, Consultant agrees to: (i) devote Consultant’s efforts to the performance of Services; (ii) be available for consultation by telephone, fax or e-mail on a regular basis on reasonable prior notice; and (iii) be available to attend meetings with the Chief Financial Officer of Company (the “CFO”) on reasonable prior notice. In connection with Consultant’s Services to Company, Consultant agrees to devote Consultant’s efforts to the performance of Services described in Exhibit A.

3. COMPENSATION.

a. As compensation for the Services to be rendered pursuant to this Agreement, Company shall pay to Consultant the consideration set forth on Exhibit A hereto, and Consultant shall not be entitled to any other compensation or benefits for the Services. Consultant shall submit monthly reports of activities and accomplishments, and a monthly invoice for Services, to the CFO each month during the term of this Agreement. Payments of each invoice by Company shall be made within fifteen (15) days after Company’s receipt of Consultant’s complete and accurate invoice.

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b. Company shall reimburse Consultant only for actual travel and other out-of-pocket expenses performed pursuant to Company’s express written request, reasonably incurred by Consultant in connection with the performance of Services up to a pre-approved amount, after submission of reasonably detailed invoices documenting such expenses. Consultant is responsible for all other travel and other out of pocket expenses incurred in connection with this Agreement, unless Consultant obtains the prior written approval of the Board Chair.

4. RELATIONSHIP OF THE PARTIES; NO CONFLICTS.

a. Notwithstanding any provision of this Agreement to the contrary, Consultant is and shall at all times be an independent contractor and not an employee, agent, partner, or joint venturer of Company. Consultant shall have no right under this Agreement, or as a result of Consultant’s consulting services to Company, to participate in any employee, retirement, medical, dental, life or other insurance or other benefit program of Company, nor will Company make any deductions from Consultant’s compensation for taxes, the payment of which shall be solely Consultant’s responsibility. Consultant acknowledges and agrees that Consultant is not entitled to any workers’ compensation insurance or unemployment insurance in connection with Consultant’s relationship with Company. Consultant shall have no authority or right, express or implied, to assume or create any obligation or responsibility on behalf of Company or to bind Company in any manner without the express authorization of Company, and Consultant will not represent the contrary, either expressly or implicitly, to anyone.

b. Consultant agrees that Consultant is responsible for controlling the means by which Services are completed. Such means are subject to Consultant’s discretion, which discretion must be exercised consistent with the goal of keeping Services on schedule and in accordance with the terms of this Agreement.

c. Consultant shall pay, when and as due, any and all taxes incurred as a result of Consultant’s compensation hereunder, including estimated taxes, and if requested by Company in connection with any audit or other inquiry from a governmental authority or agency, provide Company with proof of said payments. Consultant further agrees to indemnify Company and hold it harmless to the extent of any obligation imposed on Company: (i) to pay withholding taxes or similar items; or (ii) resulting from Consultant being determined not to be an independent contractor.

d. Consultant represents and warrants that (i) neither this Agreement nor the performance thereof will conflict with or violate any obligation of Consultant or right of any third party; (ii) Consultant is solely responsible for compensating any employees of Consultant; and (iii) Consultant has obtained all licenses or certifications necessary to perform the Services.

5. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

a. Consultant recognizes and acknowledges that certain knowledge and information which Consultant will acquire or develop relating to the business of Company, including, without limitation, any financial information, business plans, strategies, business forecasts, sales and marketing materials and plans, contractual arrangements, including the terms of this Agreement, techniques, know-how, trade secrets, processes, intellectual property and other proprietary information related to the current, future and proposed products and services of Company (collectively, “Confidential Information”) are the valuable property of Company.

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b. Consultant covenants and agrees that, without the prior written consent of Company, Consultant will not use, disclose, divulge or publish any Confidential Information at any time during the term hereof or thereafter except as may be necessary to perform the Services; provided, however, that Consultant shall not be obligated to treat as confidential, any Confidential Information that Consultant can prove through its own written documentation that (i) was publicly known at the time of disclosure to Consultant, (ii) became publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to Company by Consultant, or (iii) was lawfully disclosed to Consultant by a third party. In the event a court or governmental agency legally compels Consultant to disclose Confidential Information, Consultant shall promptly inform Company of the compelled disclosure, so that Company may seek a protective order or other remedy or waive compliance with this Agreement, or both. Consultant shall limit any compelled disclosure of Confidential Information to that legally required.

c. Consultant agrees that any disclosure of Confidential Information will only be such as is reasonably necessary to the performance of the Services and will only be to its employee’s and assistants who are bound by written agreements with Consultant to maintain the Confidential Information in confidence.

d. Consultant agrees not to disclose to Company, or use in connection with Consultant’s efforts for Company, any Confidential Information belonging to any third party, including Consultant’s prior employers, or any prior inventions made by him or her and which Company is not otherwise legally entitled to learn of or use.

e. Upon termination of Consultant’s service hereunder, Consultant agrees to promptly return to Company or, at Company’s election, destroy all Confidential Information in Consultant’s possession that is written or other tangible form (together with all copies or duplicates thereof, including computer files), and all other property, materials or equipment that belong to Company, its customers, its prospects or its suppliers.

6. INTELLECTUAL PROPERTY.

a. “Intellectual Property” includes any and all new or useful art, original works of authorship, discovery, improvement, technical development, or invention, whether or not patentable or registrable under copyright and all related know-how, designs, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artworks, software or other copyrightable or patentable work, that Consultant, solely or jointly with others, makes, conceives or reduces to practice that resulted from Consultant’s Services for Company under this Agreement (including, without limitation, any Services performed by Consultant for Company prior to the Effective Date). All right, title and interest of every kind and nature whatsoever in and to the Intellectual Property made, discussed, developed, secured, obtained or learned by Consultant during the term of this Agreement, or the sixty (60)-day period immediately following termination of this Agreement, are hereby assigned to Company, and shall be the sole and exclusive property of Company for any purposes or uses whatsoever, and shall be disclosed promptly by Consultant to Company.

b. Consultant agrees to assist Company in any reasonable manner to obtain and enforce for Company’s benefit any patents, copyrights and other property rights in any and all countries, with respect to any Intellectual Property, and Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to Company and any other lawful documents deemed necessary by Company to carry out the purposes of this Agreement with respect thereto. In the event that Company is unable for any reason to secure Consultant’s signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Intellectual Property (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), after a written demand is made therefor upon Consultant (which shall refer to the provisions of this paragraph), Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and on Consultant’s behalf and instead of Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by Consultant.

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7. NON-COMPETE, NON-SOLICITATION AND AVOIDANCE OF CONFLICTS.

a. During the term of this Agreement, Consultant agrees that, without the prior written consent of Company, Consultant will refrain from performing any services in any capacity for any person or entity engaged in competition with Company or any entity or person introduced by Company to Consultant.

b. During the term of this Agreement and for a period of twelve (12) months thereafter, regardless of the reason for the term of this Agreement ending and whether such termination is at the initiative of Consultant or Company, Consultant agrees that, without the prior written consent of Company, Consultant will not, directly or indirectly, on Consultant’s behalf or on behalf of any other person or entity, (i) call upon, solicit, divert or take away or attempt to solicit, divert or take away any of the customers, business or patrons of Company; or (ii) solicit or attempt to solicit for employment any person who is then an employee of or consultant to Company or who was an employee of or consultant to Company at any time during the six (6) month period immediately prior to the date of the subject solicitation.

c. The parties acknowledge that the foregoing restrictions placed upon Consultant are necessary and reasonable in scope and duration and are a material inducement to Company to execute, deliver and perform its obligations arising under or pursuant to this Agreement, and that despite such restrictions Consultant will be able to earn Consultant’s livelihood and engage in Consultant’s profession during the term of this Agreement.

8. RIGHTS AND REMEDIES UPON BREACH. If Consultant breaches or threatens to commit a breach of any of the provisions of Sections 5, 6 or 7 of this Agreement (the “Protective Covenants”), Consultant agrees that such breach or threatened breach of the Protective Covenants would cause irreparable injury to Company and that money damages would not provide an adequate remedy to Company. Company shall also have any other rights and remedies available to Company under law or in equity.

9. MISCELLANEOUS.

a. This Agreement shall be governed in all respects by the laws of the State of Minnesota, without regard to any provisions thereof relating to conflict of laws among different jurisdictions.

b. This Agreement (including Exhibit A hereto) is the entire agreement of the parties with respect to the Services to be provided by Consultant and supersedes any prior agreements between the parties with respect to the subject matter of this Agreement. This Agreement may only be amended in writing by Company and Consultant and their respective permitted successors and assigns.

c. Consultant may not assign, subcontract or otherwise delegate Consultant’s obligations under this Agreement without Company’s prior written consent. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

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d. Either party’s failure to enforce any right resulting from a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

e. All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by either certified mail return receipt requested, nationally recognized courier, facsimile or hand delivery addressed, if to Company, to the address set forth on the signature page, and, if to Consultant, at the address set forth on the signature page to this Agreement, or to such other address as the party to receive the notice has designated by notice to the other party. All notices shall be effective (i) when delivered personally, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) the business day when delivered by a nationally recognized courier, or (iv) upon receipt if sent by certified or registered mail.

f. If any of the provisions of this Agreement are found to be invalid under an applicable statute or rule of law, they are to be enforced to the maximum extent permitted by law and beyond such extent are to be deemed omitted from this Agreement, without affecting the validity of any other provision of this Agreement.

g. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

h. The covenants, representations and warranties in this Agreement shall survive the termination of this Agreement.

[Signature Page Follows]

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Having understood and agreed to the foregoing, Company and Consultant have entered into this Agreement effective as of the Effective Date.

COMPANY:

By:	/s/ Elizabeth McShane
Name:	Elizabeth McShane
Title:	CFO

Address: 5000 W 36th Street, Suite 220, Minneapolis, MN 55416

Email: biz.mcshane@lendway.com

CONSULTANT:

/s/ Zack Weber
Signature

Address: 1853 127th LN NW, Coon Rapids, MN 5448

Email: Zaweber79@yahoo.com

SIGNATURE PAGE TO CONSULTING AGREEMENT

EXHIBIT A

DUTIES OF CONSULTANT

Services: The Services to be performed by Consultant shall include the services listed below, and such other services that may be reasonably requested by Company and consistent with Consultant’s expertise and experience.

Review account reconciliations.

Advise on technical accounting matters.

Review SEC filings System training.

Compensation: Hourly rate of $175, billed in 15-minute increments.